CERTIFICATE OF AMENDMENT AND RESTATEMENT OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                   CASPEN OIL, INC.


               CASPEN OIL, INC., a Nevada corporation (the "Corporation"), by its President and Secretary does hereby certify:

          I. The Board of Directors of the Corporation adopted resolutions setting forth the amendment to the Restated Articles of Incorporation hereinafter set forth and declaring its advisability, and recommended the amendment's adoption at a meeting of stockholders called for the purpose of considering and voting on such amendment.

          II. Pursuant to a vote on November 29, 1994 by the stockholders of record on October 3, 1994 (the "Record Date"), the stockholders of the Corporation approved the amendment of Article Fourth to the Restated Articles of Incorporation. The number of shares of the Corporation that were outstanding and entitled to vote on the Record Date was 19,258,249 shares, which consists of 17,992,249 Common Shares, 600,000 shares of its $1.80 Cumulative Convertible Preferred Shares, 300,000 of its Series C Preferred Stock, 125,000 shares of its Series E Preferred Stock and 241,000 shares of its Series F Preferred Stock (collectively, the "Shares"). Each of the Shares was entitled to one vote with respect to such amendment to Article Fourth. The number of Shares voting to approve the amendment to Article Fourth to the Restated Articles of Incorporation was 9,946,566, representing 51.6% of the Shares entitled to consider and vote on the amendment to Article Fourth.

          III. Article Fourth of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                    FOURTH:   The  aggregate  number of  shares which  this
               corporation is authorized to issue is sixty million (60,000,000) divided into ten million (10,000,000) Preferred Shares of the par value of One Dollar ($1.00) per share, and fifty million (50,000,000) Common Shares of the par value of One Cent ($0.01) per share.

                    The    preferences,     qualifications,    limitations,
               restrictions and the special or relative rights in respect of the shares of each class are as follows:

                    A.   Provisions relating to the Preferred Shares:

                         1. The Preferred Shares may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and



          DCC0EAC5 25943-1
                    powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter provided.

                         2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Shares from time to time in one or more class or series, and with respect to each class or series of the Preferred Shares, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) Whether or not the class or series is to have voting rights, full or limited, or is to be without voting powers; provided, in no event shall a single share of a class or series be entitled to more than one vote on each matter it is entitled to vote upon;

                          (ii) The number of shares to constitute the class or series and the designations thereof;

                         (iii) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                          (iv) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                           (v) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operations thereof;

                          (vi) The dividend rate, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock whether or not such dividend shall be cumulative or non-



          DCC0EAC5 25943-1
                         cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                         (vii) The preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                        (viii)     Whether or  not the shares of  any class
                         or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios of the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                          (ix) Such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

                    The shares  of each  class or  series of the  Preferred
               Shares  may  vary from  the shares  of  any other  class and series thereof in any or all of the foregoing respects. Unless otherwise provided in any such resolution or resolutions, the number of shares of any class or series of the Preferred Shares set forth in such resolution or resolutions may by the Board of Directors from time to time be increased or decreased (but not below the number of shares thereof then outstanding).

                    B.   Provisions relating to the Common Shares.

                    Subject  to the  provisions  of law  and the  Preferred
               Shares, dividends may be paid on the Common Shares of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Each Common Share shall be entitled to one vote on each matter submitted to a vote at a meeting of shares.

                    C.   General.

                           (i) Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Shares or Common Shares from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors which is expressly authorized to fix the same in its absolute and



          DCC0EAC5 25943-1
                         uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

                          (ii) No stockholder of this Corporation shall have by reason of its holding shares of any class or series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

                         (iii) Cumulative voting by any shareholder is hereby expressly denied.

          IV. Annexed hereto and made a part hereof is the entire text of the Restated Articles of Incorporation of the corporation as hereby and heretofore amended and as hereby restated.

               IN WITNESS WHEREOF, this Certificate of Amendment and Restatement has been executed by the President and Secretary of the Corporation as of the ____ day of December, 1994.



                                             Anthony J. Carroll, President



                                             Kimberley J. Love, Secretary













          DCC0EAC5 25943-1

          THE STATE OF COLORADO         &
                                        &
          COUNTY OF ___________         &

               On this ______ day of December, 1994, before me appeared Anthony J. Carroll, to me personally known, who, being by me duly sworn, did say that he is the President of CASPEN OIL, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment and Restatement are true and correct.



          My commission expires:                  Notary Public in and for
                                             the State of Colorado




          THE STATE OF COLORADO         &
                                        &
          COUNTY OF ___________         &

               On this ______ day of December, 1994, before me appeared Kimberley J. Love, to me personally known, who, being by me duly sworn, did say that she is the Secretary of CASPEN OIL, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment and Restatement are true and correct.



          My commission expires:                  Notary Public in and for
                                             the State of Colorado






















          DCC0EAC5 25943-1

                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                   CASPEN OIL, INC.


               FIRST:  The name of the corporation is CASPEN OIL, INC.

               SECOND: The principal office of the corporation in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada.

               THIRD: The Corporation may engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada, including, by way of partial enumeration and not by way of limitation, the following:

               1. To purchase, take, hold, lease, exchange or otherwise acquire, and to sell, mortgage, let and otherwise deal in gas-bearing, oil-bearing and other mineral and natural resource bearing properties, including leases, claims, mines, wells, royalties, net profit interests, production payments and any and all other interests or rights whatsoever therein or thereto, and to engage in the business of producing, mining and selling gas, oil and other minerals and natural resources, and to prospect, drill, mine for, and produce petroleum, oil, natural gas and other natural resources, and transport same by pipe lines or any other available means or method, and market and sell same.

               2. To carry on the business of producing, acquiring, developing, utilizing, manufacturing, storing, extracting, separating, refining, reducing, compressing, absorbing, condensing, cracking, converting, purifying, treating, evaporating, vaporizing, blending, analyzing, liquefying, combining, mixing, marketing, buying and selling, and otherwise dealing in and turning to account, oil of all kinds and grades, petroleum, gas, gasoline, carbon and hydrocarbon products of all kinds, and the elements, constituents, products and by-products, mixtures, combinations, compounds and blends thereof.

               3. To enter into partnership or into any arrangement for sharing of profits, union of interests, corporation, joint adventure, reciprocal concession or otherwise, with any person or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the corporation.

               4. To guarantee the payment of the principal of and interest upon notes, debentures, bonds, or other evidences of



          DCC0EAC5 25943-1
          indebtedness, of any kind or character of any corporation, joint stock company, syndicate, association, firm, trust or person whomsoever.

               5. To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

               The objects and purposes specified in the foregoing clauses shall not, except where otherwise expressed, be limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

               FOURTH: The aggregate number of shares which this corporation is authorized to issue is sixty million (60,000,000) divided into ten million (10,000,000) Preferred Shares of the par value of One Dollar ($1.00) per share, and fifty million (50,000,000) Common Shares of the par value of One Cent ($0.01) per share.

               The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

               A.   Provisions relating to the Preferred Shares:

                    1. The Preferred Shares may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter provided.

                    2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Shares from time to time in one or more class or series, and with respect to each class or series of the Preferred Shares, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                      (i) Whether or not the class or series is to have voting rights, full or limited, or is to be without voting powers; provided, in no event shall a single



          DCC0EAC5 25943-1
                    share of a class or series be entitled to more than one vote on each matter it is entitled to vote upon;

                     (ii) The number of shares to constitute the class or series and the designations thereof;

                    (iii) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                     (iv) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                      (v) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operations thereof;

                     (vi) The dividend rate, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (vii) The preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                   (viii)     Whether  or not  the shares  of any  class or
                    series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios of the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and






          DCC0EAC5 25943-1

                     (ix) Such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

               The shares of each class or series of the Preferred Shares may vary from the shares of any other class and series thereof in any or all of the foregoing respects. Unless otherwise provided in any such resolution or resolutions, the number of shares of any class or series of the Preferred Shares set forth in such resolution or resolutions may by the Board of Directors from time to time be increased or decreased (but not below the number of shares thereof then outstanding).

               B.   Provisions relating to the Common Shares.

               Subject to the provisions of law and the Preferred Shares, dividends may be paid on the Common Shares of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Each Common Share shall be entitled to one vote on each matter submitted to a vote at a meeting of shares.




































          DCC0EAC5 25943-1

               C.   General.

                      (i) Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Shares or Common Shares from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

                     (ii) No stockholder of this Corporation shall have by reason of its holding shares of any class or series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

                    (iii)     Cumulative  voting  by  any   shareholder  is
                    hereby expressly denied.

               FIFTH: The members of the governing board shall be styled directors and the number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of at least two-thirds of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

               No  amendment  to  the  Articles  of  Incorporation  of  the
          Corporation shall amend, alter, change or repeal any of the provisions of this Article FIFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article FIFTH as separate classes. Such affirmative vote or consent shall be in addition to the vote or



          DCC0EAC5 25943-1
          consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.



















































          DCC0EAC5 25943-1

               The names and post office addresses of the initial Board of Directors, which shall consist of seven (7) members, are as follows:
                        Name                     Post Office Address

           J. Quincy Adams                 Ling & Company, Inc.
                                           LTV Tower Mall
                                           Dallas, Texas 75201
           Carrol M. Bennett, Jr.          Rauscher, Pierce & Co., Inc.
                                           Mercantile Dallas Building
                                           Dallas, Texas 75201

           Ray L. Hunt                     2900 First National Bank Bldg.
                                           Dallas, Texas 75202

           Jack D. Knox                    1925 Mercantile Dallas
                                           Building
                                           Dallas, Texas 75201
           Morio Omori                     Suite 602, Capital Investment
                                           Bldg.
                                           Honolulu, Hawaii 96813

           John T. Simms, III              730 Post Oak Road
                                           Houston, Texas
           E.A. Smith                      406 South Boulder
                                           Tulsa, Oklahoma 74103

               SIXTH: The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

                        Name                     Post Office Address

           George W. Coleman               2200 First National Bank Bldg.
                                           Dallas, Texas 75202
           Christie S. Flanagan            2200 First National Bank Bldg.
                                           Dallas, Texas 75202

           William A. Thau                 2200 First National Bank Bldg.
                                           Dallas, Texas 75202

               SEVENTH:  The corporation shall have perpetual existence.

               EIGHTH:   A.   The   Board   of   Directors   is   expressly
          authorized  to   make,  alter  or   amend  the  By-Laws   of  the
          Corporation.

               B. Authority is hereby expressly granted to and vested in the Board of Directors to issue notes, bonds, debentures, warrants and other obligations of the Corporation convertible into stock of such class, or bearing such warrants or other




          DCC0EAC5 25943-1
          evidence of optional rights to purchase and/or subscribe to stock of such class and issued and convertible upon such terms and conditions and in such manner as may be fixed and stated by the resolution or resolutions from time to time adopted providing for the issuance thereof.

               C. The Corporation reserves the rights to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred by stockholders herein are created subject to this reservation.

               D. The Board of Directors shall be authorized to exercise all such powers and do all such things and acts as may be exercised or done by the Corporation subject to the provisions of the laws of the State of Nevada, of this Certificate of Incorporation and of the By-Laws of the Corporation.

               NINTH:    No  contract  or  other  transaction  between  the
          Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such corporation. Any stockholder, director or officer of the corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such stockholder, director or officer of such other corporation or not so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in anyway interested or connected.

               TENTH: A. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or



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          proceeding,   whether   civil,   criminal,    administrative   or
          investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceedings had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

               B. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or manner as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liabilities but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B, or in defense of any claim, issue or matter therein he shall be indemnified against expenses




          DCC0EAC5 25943-1

          (including attorney fees) actually and reasonably incurred by him in connection therewith.

               D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors.

               E. The indemnification provided by this section shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to his action in other capacities while holding such office and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               F. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

               ELEVENTH:

               A. Eighty Percent Vote Required for Certain Transactions. Notwithstanding any other provision of these Articles of
          Incorporation, and subject to the exceptions provided in Paragraph D of this Article ELEVENTH, the types of transactions described in paragraph C of this Article ELEVENTH shall require the affirmative vote or consent of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article ELEVENTH as separate classes, when a Major Stockholder (as defined in Paragraph B of this Article ELEVENTH) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

               B. "Major Stockholder" Defined. The term "Major Stockholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares of stock of the Corporation normally entitled to vote in elections of directors,



          DCC0EAC5 25943-1
          considered for the purposes of this definition as one class, and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Major Stockholder. For the purposes of this Article ELEVENTH, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation), or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1976, and
          (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

               C.   Transactions  Covered.   This  Article  ELEVENTH  shall
          apply to the following transactions:

                           (i)     The  merger  or  consolidation   of  the
                    Corporation or any subsidiary of the Corporation with or into any Major Stockholder;

                          (ii) The issuance of any securities of the Corporation to a Major Stockholder for cash;

                         (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Major Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);

                          (iv) The sale, lease or exchange to the Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Major Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);

                           (v) A loan from the Corporation or any subsidiary thereof to a Major Stockholder or a guaranty



          DCC0EAC5 25943-1
                    by the Corporation or any subsidiary of any obligation of a Major Stockholder; and

                          (vi) The use of any assets of the Corporation or any subsidiary thereof as collateral or compensating balances, directly or indirectly, for any obligation of a Major Stockholder.

               D. Transactions Not Covered. The provision of this Article ELEVENTH shall not be applicable to (i) any of the transactions described in Paragraph C of this Article ELEVENTH if the Board of Directors of the Corporation shall by resolution having approved a memorandum of understanding with such Major Stockholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

               E. Board of Directors Determination Conclusive. The Board of Directors shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than ten percent (10%) of the outstanding shares of stock of the Corporation normally entitled to vote in elections of directors, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in Paragraph D hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

               F. Amendment by Eighty Percent Vote. No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article ELEVENTH as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

               TWELFTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders



          DCC0EAC5 25943-1
          for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after January 31, 1989, and to the extent permitted under applicable law, occurring prior to January 31, 1989; provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for
          (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.


               IN WITNESS WHEREOF, these Restated Articles of Incorporation of Caspen Oil, Inc. have been executed by the President and Secretary of the Corporation as of the ____ day of December, 1994.



                                             Anthony J. Carroll, President



                                             Kimberley J. Love, Secretary




























          DCC0EAC5 25943-1

          THE STATE OF COLORADO         &
                                        &
          COUNTY OF ___________         &

               On this ______ day of December, 1994, before me appeared Anthony J. Carroll, to me personally known, who, being by me duly sworn, did say that he is the President of CASPEN OIL, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Restated Articles of Incorporation of Caspen Oil, Inc. are true and correct.



          My commission expires:                  Notary Public in and for
                                             the State of Colorado




          THE STATE OF COLORADO         &
                                        &
          COUNTY OF ___________         &

               On this ______ day of December, 1994, before me appeared Kimberley J. Love, to me personally known, who, being by me duly sworn, did say that she is the Secretary of CASPEN OIL, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Restated Articles of Incorporation of Caspen Oil, Inc. are true and correct.



          My commission expires:                  Notary Public in and for
                                             the State of Colorado






















          DCC0EAC5 25943-1
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